Exhibit 6.2

October 17, 2016

RMR Acquisition Corp.
PO Box 670

Rossland, B.C.

V0G 1Y0

Attention: Howard Katkov

Dear Howard:

The purpose of this letter is to outline the major terms upon which Community Futures of Greater Trail ("Lender") would be prepared to make a restructuring to the current term loan ("Agreement") with RMR Acquisition Corp. This letter is for Discussion Purposes Only and may not be construed to be a formal commitment or approval, or a creation of legal rights or obligations.

Term Loan

1.	Purpose of Loan: To restructure the existing term loan for the construction and major update to the day lodge at Red Resort

2.	Loan Amount: $1,519,057.14

3.	Term: Seven year (84 months) term with interest to be variable on an annual basis,but fixed for each year.

4.	Interest Rate: The Borrower will pay interest at a floating rate based on Royal Bank of Canada Prime Rate, plus 4.0%.

5.	Payments: The Borrower will make monthly payments in an amount adequate to fully repay the debt over a period not to exceed 7 years. A proposed "Schedule A" is attached.

6.	Security: Same Security in place as per original documentation signed August 2010.

Growing communities one idea at a time

The information contained in this Discussion Purposes Term Sheet is intended only to provide a framework for a financing restructuring agreement between the Lender and the Borrower. All terms and conditions are for discussion only.

Sincerely

Tamara Rotach
Loans Manager
Community Futures of Greater Trail

Growing communities one idea at a time

Schedule A

Yearly Summary:	Payments	Loan Balance
Year 1	$10,000.00	$1,491,090.48
Year 2	$14,000.00	$1,420,885.66
Year 3	$27,938.75	$1,173,457.86
Year 4	$27,938.75	$908,738.64
Year 5	$27,938.75	$625,819.81
Year 6	$27,938.75	$323,352.38
Year 7	$27,938.75	$-

Growing communities one idea at a time

ACKNOWLEDGEMENT OF RECEIPT OF STANDARD MORTGAGE TERMS

ACKNOWLEDGEMENT OF RECEIPT

I acknowledge receipt from the Lender described below of:

a)	a true copy of the set of Prescribed Standard Mortgage Terms, and
b)	a copy of the Mortgage - Part 1 (Form B Land Title Act) described below and any

Schedule(s) referred to herein,
at or before the time that I executed the Mortgage - Part 1.

NAME OF PERSON(S) SIGNING ACKNOWLEDGEMENT:

RMR ACQUISITON CORP.
Per:

Print name:	Howard I. Katkov

SIGNATURE(S):
/s/ Howard I. Katkov

DATE ACKNOWLEDGEMENT SIGNED

August 6, 2010

DESCRIPTION OF MORTGAGE

LENDER NAME:

COMMUNITY FUTURES DEVELOPMENT CORPORATION OF GREATER TRAIL

LOAN NUMBER:	PRINCIPAL AMOUNT:	DATE MORTGAGE EXECUTED BY BORROWER:
	$1,506,416.48	, 2010

PARCEL IDENTIFIER NUMBER(s):

028-280-253

LEGAL DESCRIPTION:

LOT A TOWNSHIP 28 KOOTENAY DISTRICT PLAN NEP91123 (SEE PLAN AS TO LIMITED ACCESS)

FORM_B_V18

LAND TITLE ACT

FORM B (Section 225)

MORTGAGE - PART 1 Province of British Columbia	PAGE 1 OF 4 PAGES

Your electronic signature is a representation that you are a subscriber as defined by the Land Title Act, RSBC 1996 c.250, and that you have applied your electronic signature in accordance with Section 168.3, and a true copy, or a copy of that true copy, is in your possession.

1.	APPLICATION: (Name, address, phone number of applicant, applicant's solicitor or agent)
Thompson, LeRose & Brown
	Barristers and Solicitors		Client No. 10790
	#200-999 Farwell Street		(250) 368-3327
	Trail	BC V1R 3V1
Deduct LTSA Fees? Yes ☑

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
[PID] [legal description]
028-280-253 LOT A TOWNSHIP 28 KOOTENAY DISTRICT PLAN NEP91123 (SEE PLAN AS TO LIMITED ACCESS)

STC? YES ☐

3.	BORROWER(S) (MORTGAGOR(S)): (including postal address(es) and postal code(s))
RMR ACQUISITION CORP.

	BOX 670		Incorporation No
	ROSSLAND	BRITISH COLUMBIA	BC0696628
	V0G 1Y0	CANADA

4.	LENDER(S) (MORTGAGEE(S)): (including occupation(s), postal address(es) and postal code(s))
COMMUNITY FUTURES DEVELOPMENT CORPORATION OF GREATER TRAIL
a Federally incorporated company, having an office at
	825 SPOKANE STREET		Incorporation No
	Trail	BRITISH COLUMBIA	A46974
	CANADA	V1R 3W4

5.	PAYMENT PROVISIONS:
	(a) Principal Amount:	(b) Interest Rate:	(c) Interest Adjustment	Y	M	D
	$1,506,416.48	SEE SCHEDULE	Date:	10	08	01
	(d) Interest Calculation Period:	(e) Payment Dates:	(f) First Payment
	MONTHLY	1st day of each month	Date:	10	09	01
	(g) Amount of each periodic payment:	(h) Interest Act (Canada) Statement.	(i) Last Payment
	Interest Only	The equivalent rate of interest calculated half yearly not in advance	Date:	17	08	01
		is N/A% per annum.
	(j) Assignment of Rents which the applicant wants registered? YES ☐ NO ☑	(k) Place of payment: SEE POSTAL ADDRESS	(l) Balance Due Date:	17	08	01
	If YES, page and paragraph number:	IN ITEM #4 ABOVE

MORTGAGE – PART 1	PAGE 2 OF 4 PAGES

6.	MORTGAGE contains floating charge on land ? YES ☐ NO ☑	7.	MORTGAGE secures a current or running account? YES ☐ NO ☑

8.	INTEREST MORTGAGED: Freehold ☑ Other (specify) ☐

9.	MORTGAGE TERMS:

Part 2 of this mortgage consists of (select one only):

(a) Prescribed Standard Mortgage Terms   ☑

(b) Filed Standard Mortgage Terms           ☐          D F Number:

(c) Express Mortgage Terms                      ☐          (annexed to this mortgage as Part 2)

A selection of (a) or (b) includes any additional or modified terms referred to in item 10 or in a schedule annexed to this mortgage.

10.	ADDITIONAL OR MODIFIED TERMS:
SEE SCHEDULE

11.	PRIOR ENCUMBRANCES PERMITTED BY LENDER:
SEE SCHEDULE

12. EXECUTION(S): This mortgage charges the Borrower's interest in the land mortgaged as security for payment of all money due and performance of all obligations in accordance with the mortgage terms referred to in item 9 and the Borrower(s) and every other signatory agree(s) to be bound by, and acknowledge(s) receipt of a true copy of, those terms.

Officer Signature(s)	Execution Date			Borrower(s) Signature(s)
	Y	M	D
RMR ACQUISITION CORP.
by its authorized signatory

Print Name:

OFFICER CERTIFICATION:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1996, c.124, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

FORM_E_V18

LAND TITLE ACT
FORM E
SCHEDULE	PAGE 3 OF 4 PAGES
Enter the requjred information in the same order as the information must appear on the Freehold Transfer form, Mortgage form, Or General Instrument form.

5(b) Interest Rate:

The Interest Rate is a variable nominal rate per year equal to the Royal Bank of Canada Prime Rate plus 4.00% per year, calculated monthly, not in advance, both before and after default, demand, maturity and judgment. "Prime Rate" means the variable reference interest rate per year declared by the Royal Bank of Canada from time to time to be its prime rate for Canadian dollar loans made in Canada. The Interest Rate will change automatically without notice whenever the Prime Rate changes.

5(g) Amount of Each Periodic Payment:

The Borrower will make Interest only payments on the 1st day of each and every month during the seven (7) year term of this Mortgage.

10. Additional or Modified Terms

1. The terms used in this Mortgage form have the same meaning as the terms defined in the standard mortgage terms prescribed for the purpose of S.219.3 Land Title Act by S. 7, Land Title (Transfer Forms) Regulation, B.C. Reg. 53/90 as amended (referred to in this Mortgage form as the "Prescribed Standard Mortgage Terms").

2. Should the Borrower sell, assign, hypothecate or in any way dispose of its interest in the mortgaged property, then the full balance together with interest owing on this Mortgage shall immediately become due and payable.

3. The Borrower acknowledges that it has other real estate holdings not subject to this Mortgage but agrees that the net sale proceeds from the sale of any of these other real estate holdings will be paid to the Lender and applied to the Principal Amount owing.

4. Should the Borrower receive proceeds resulting from the sale of a land parcel or profit distribution from an existing Joint Venture Development in which they are a partner (see definitions below), the amount shall be split between the Borrower and the lender as follows until which time as the loan has been repaid in full:

(a) the to Borrower, $500,000.00

(b) to the lender, an amount equal to the lesser of $500,000.00 or the outstanding principal balance of the loan;

(c) any remaining proceeds shall be split (a) 50% to the Borrower and (b) 50% to the lender up to the amount of the outstanding loan balance. Once the loan has been repaid in full, all amounts will be retained by the Borrower.

The allocation of proceeds between the Borrower and lender as described above will be calculated on a cumulative basis until which time as the loan is paid in full.

LAND TITLE ACT
FORM E
SCHEDULE PAGE	4 OF 4 PAGES
Enter the required information in the same order as the information must appear on the Freehold Transfer form, Mortgage form, or General Instrument form.

Land parcels are defined as any available land which is currently owned by the Borrower, including but not limited to the following three (3) subdivided parcels:

Lot 4 (PID 026-522-152)

Lot 5 (PID 026-522-161)

Lot 8 (PID 026-522-195)

Sale proceeds from existing Joint Venture Developments are defined as amounts received from one of the following entities:

Hannah Creek Limited Partnership

That Seventies Project Limited Partnership

William Cole Hotel 1 Limited Partnership

Profit distributions with respect to That Seventies Project Limited Partnership do not include funds received by the Limited Partnership required for capital costs development which the Borrower is contractually obligated to use for specific purposes as outlined in the Limited Partnership Agreement.

Failure to make such Principal Amount payments by the Borrower as provided herein shall constitute a default under this Mortgage.

11. PRIOR ENCUMBRANCES PERMITTED BY THE LENDER:

Statutory Right of Way T11251 - BC Telephone Company

Statutory Right of Way V21830 - West Kootenay Power and Light Company,Limited

Easement KX181144

Statutory Right of Way LB162113 - FortisBC Inc.

Statutory Right of Way LB169480- Fortis BC Inc.

Statutory Right of Way LB285863 - Telus Communications Inc.

PRESCRIBED STANDARD MORTGAGE TERMS

MORTGAGE TERMS - PART 2

These mortgage terms are considered to be included in and form a part of every mortgage which incorporates prescribed standard mortgage terms, either by an election in the mortgage form, or by operation of law.

INTERPRETATION

1. (1) In these mortgage terms:

"borrower" means the person or persons named in the mortgage form as a borrower;

"borrower mailing address" means the postal address of the borrower set out in the mortgage form or the most recent postal address provided in a written notice given by the borrower to the lender under these mortgage terms;

"borrower's promises and agreements" means any one or more of the borrower's obligations, promises and agreements contained in this mortgage;

"court" means a court of judge having jurisdiction in any matter arising out of this mortgage;

"covenantor" means a person who signs the mortgage form as a covenantor; "default" includes each of the events of default listed in section 7(1); "interest" means interest at the interest rate shown on the mortgage form;

"interest adjustment date" means the interest adjustment date shown on the mortgage form;

"interest calculation period" means the period or periods for the calculation of interest shown on the mortgage form;

"interest rate" means the interest rate shown on the mortgage form;

"land" means all the borrower's present and future interest in the land described in the mortgage form including every incidental right, benefit or privilege attaching that land or running with it and all buildings and improvements that are now or later constructed on or made to that land;

"lease" means the leasehold interest, if any, of the borrower referred to in the mortgage form;

"lender" means the person or persons named in the mortgage form as a lender and includes any person to whom the lender transfers this mortgage;

"lender mailing address" means the postal address shown on the mortgage form or the most recent postal address provided in a written notice given by the lender to the borrower under these mortgage terms;

"loan payment" means the amount of each periodic payment shown on the mortgage form;

"maturity date" means the balance due date shown on the mortgage form and is the date on which all unpaid mortgage money becomes due and payable, or such earlier date on which the lender can lawfully require payment of the mortgage money;

"mortgage form" means Form B under the Land Title (Transfer Forms) Regulation and all schedules and addenda to Form B;

"mortgage money" means the principal amount, interest and any other money owed by the borrower under this mortgage, the payment of which is secured by this mortgage;

"payment date" means each payment date commencing on the first payment date shown on the mortgage form;

"place of payment" means the place of payment shown on the mortgage form or any other place specified in a written notice given by the Lender to the borrower under these mortgage terms;

"principal amount" means the amount of money shown as the principal amount on the mortgage form as reduced by payments made by the borrower from time to time, or increased by the advance or readvance of money to the borrower by the lender from time to time, and includes all money that is later added to the principal amount under these mortgage terms;

"receiver" means a receiver or receiver manager appointed by the lender under this mortgage;

"taxes" means all taxes, rates and assessments of every kind which are payable by any person in connection with this mortgage, the land or its use and occupation, or arising out of any transaction between the borrower and the lender, but does not include the lender's income tax;

"this mortgage" means the combination of the mortgage form and these mortgage terms.

(2) In this mortgage the singular include the plural and vice versa.

WHAT THIS MORTGAGE DOES

2. (1) In return for the lender agreeing to lend the principal amount to the borrower, the borrower grants and mortgages the land to the lender as security for repayment of the mortgage money and for performance of all the borrower's promises and agreements.

(2) If the interest mortgaged is described in the mortgage form as a leasehold interest, the grant in subsection (1) shall be construed as a charge of the unexpired term of the lease less the last month of that term.

(3) This means that

(a)	this mortgage shall be a charge on the land, and
(b)	the borrower releases to the lender all the borrower's claim to the land until the borrower has paid the mortgage money to the lender, in accordance with these mortgage terms, and has performed all of the borrower's promises and agreements.

(4) The borrower may continue to remain in possession of the land as long as the borrower performs all of the borrower's promises and agreements.

(5) When the borrower has paid the mortgage money and performed all the borrower's promises and agreement under this mortgage and the lender has no obligation to make any further advances or readvances, the lender will no longer be entitled to enforce any rights under this mortgage and the borrower will be entitled, at the borrower's cost, to receive a discharge of this mortgage. The discharge must be signed by the lender and must be registered by the borrower in the land title office to cancel the registration of this mortgage against the land.

INTEREST

3. (1) Interest is chargeable on the mortgage money and is payable by the borrower.

(2) Interest is not payable in advance. This means the interest must be earned before it is payable.

(3) Interest on advances or readvances of the principal amount start on the date and on the amount of each advance or readvance and accrues on the principal amount until the borrower has paid all the mortgage money.

(4) Interest payable on any part of the principal amount advanced before the interest adjustment date is due and payable to the lender on the interest adjustment date.

(5) At the end of each interest calculation period, unpaid accrued interest will be added to the principal amount and bear interest. This is known as compound interest.

PAYMENT OF THE MORTGAGE MONEY

4. The borrower promises to pay the mortgage money to the lender at the place of payment in accordance with the payment provisions set out in the mortgage form and these mortgage terms.

PROMISES OF THE BORROWER

5. (1) The borrower promises

(a)	to pay all taxes when they are due and to send to the lender at the place of payment, or at any other place the lender requires, all notices of taxes which the borrower receives,
(b)	if the lender requires the borrower to do so, to pay to the lender
(i)	on each payment date the amount of money estimated by the lender to be sufficient to permit the lender to pay the taxes when they are due, and
(ii)	any money in addition to the money already paid towards taxes so that the lender will be able to pay the taxes in full,
(c)	to apply for all government grants, assistance and rebates in respect of taxes.
(d)	to comply with all terms and conditions of any charge or encumbrance that ranks ahead of this mortgage,
(e)	to keep all buildings and improvements which form part of the land in good condition and to repair them as the lender reasonably requires,

(f)	to sign any other document that the lender reasonably requires to ensure that payment of the mortgage money is secured by this mortgage or by any other document the borrower has agreed to give as security,
(g)	not to do anything that has the effect of reducing the value of the land,
(h)	not to tear down any building or part of a building which forms part of the land,
(i)	not to make any alteration or improvement to any building which forms part of the land without the written consent of the lender,
(j)	if the borrower has rented the land to a tenant, to keep, if required by the lender, records of all rents received and of all expenses paid by the borrower in connection with the land and, at least annually, have a statement of revenue and expenses for the land prepared by a professional accountant if the lender requires and to give a copy of the statement to the lender if the lender requires the borrower to do so,
(k)	to insure and keep insured against the risk of fire and other risks and losses that the lender asks the borrower to insure against, with an insurance company licensed to do business in British Columbia, all buildings and improvements on the land to their full insurable value on a replacement costs basis and to pay all insurance premiums when due,
(l)	to send a copy of each insurance policy and renewal certificate to the lender at the place of payment,
(m)	to pay all of the lender's costs, including legal fees on a solicitor and client basis, to
(i)	prepare and register this mortgage, including all necessary steps to advance and secure the mortgage money and to report to the lender,
(ii)	collect the mortgage money,
(iii)	enforce the terms of this mortgage, including efforts to compel the borrower to perform the borrower's promises and agreements,
(iv)	do anything which the borrower has promised to do but has not done, and
(v)	prepare and give the borrower a discharge of this mortgage when the borrower has paid all money due under this mortgage and the borrower wants it to be discharged,
(n)	if the lender requires the borrower to do so, to
(i)	give the lender in each year post-dated cheques for all loan payments due for that year and for taxes, and
(ii)	arrange for all loan payments to be made by pre-authorized chequing,
(o)	to pay any money which, if not paid, would result in a default under any charge or encumbrance having priority over this mortgage or which might result in the sale of the land if not paid, and
(p)	to pay and cause to be discharged any charges or encumbrances described in subsection (2)(b) which are not prior encumbrances permitted by the lender under this mortgage.

(2)	The borrower declares to the lender that
(a)	the borrower owns the land and has the right to mortgage the land to the lender,
(b)	the borrower's title to the land is subject only to
(i)	those charges and encumbrances that are registered in the Land Title Office at the time the borrower signed the mortgage form, and

(ii)	any unregistered charges and encumbrances that the lender has agreed to in writing, and
(c)	subject to paragraph (b), the borrower
(i)	has not given any other charge or encumbrance against the land, and
(ii)	has no knowledge of any other claim against the land.
(3)	The insurance policy or policies required by subsection (1)(k) shall contain a mortgage clause approved by the lender that states that payment of any loss shall be made to the lender at the place of payment or any other place the lender requires and, if this mortgage is not a first mortgage, the amount of any payment made by the insurance company shall be paid to the borrower's lenders in the order of their priorities.
(4)	The borrower gives up any statutory right to require the insurance proceeds to be applied in any particular manner.

AGREEMENTS BETWEEN THE BORROWER AND THE LENDER

6. (1) The lender will use the money paid to the lender under section 5(1)(b) to pay taxes unless there is a default in which case the lender may apply the money in payment of the mortgage money.

(2) By this mortgage the borrower grants and mortgages any additional or greater interest in the land that the borrower may later acquire.

(3) Any money paid to the lender under this mortgage shall,

(a)	prior to a default, be applied first in payment of interest, secondly in payment of the principal amount and thirdly in payment of all other money owed by the borrower under this mortgage, and
(b)	after a default, be applied in any manner the lender chooses.

(4) The lender may at any reasonable time inspect the land and buildings and improvements which form part of it.

(5) If the lender takes possession of the land the lender shall not be responsible for maintaining and preserving the land and need only account to the borrower for any money which the lender actually receives in connection with this mortgage or the land.

(6) The lender may spend money to perform any of the borrower's promises and agreements which the borrower has not performed and any money so spent shall be added to the principal amount, bear interest from the date that the money was so spent, and be immediately due and payable to the lender.

(7) If the borrower wants to give any notice to the lender, the borrower must do so by having it delivered to the lender personally or by sending it by registered or certified mail to the lender mailing address or to any other address later specified in writing by the lender to the borrower.

(8) If the lender wants to give any notice to the borrower, the lender must do so by having it delivered to the borrower personally or by sending it by registered or certified mail to the borrower mailing address or to any other address later specified in writing by the borrower to the lender.

(9) Any notice sent by mail is considered to have been received 5 days after it is mailed.

(10) Any notice to be given by the borrower to the lender or vice versa during a mail strike or disruption must be delivered rather than sent by mail.

(11) the borrower is not released from the borrower's promises and agreements only because the borrower sells the land.

(12) If the borrower has mortgaged anything else to the lender better to secure payment of the mortgage money, the lender may take all lawful proceedings under any of the mortgages in any order that the lender chooses.

(13) The lender does not have to advance or readvance the principal amount or the rest or any further part of the principal amount to the borrower unless the lender wants to, even though

(a)	the borrower has signed this mortgage,
(b)	this mortgage is registered in the land title office, or
(c)	the lender has advanced to the borrower part of the principal amount.

(14) The lender may deduct from any advance of the principal amount

(a)	any taxes that are due,
(b)	any interest that is due and payable to the date of the advance,
(c)	the legal fees and disbursements to prepare and register this mortgage including other necessary steps to advance and secure the mortgage money and to report to the lender, and
(d)	any insurance premium.

(15) the lender's right of consolidation applies to this mortgage and to any other mortgages given by the borrower to the lender. This means that if the borrower has mortgaged other property to the lender the borrower will not have the right, after default, to pay off this mortgage or any mortgage of other property unless the borrower pays the lender all money owed by the borrower under this mortgage and all of the mortgages of other property.

DEFAULTS

7. (1) A default occurs under this mortgage if

(a)	the borrower breaks any of the borrower's promises and agreements,
(b)	the borrower breaks any promise or agreement which the borrower has made to the lender in a mortgage of any other land or other property or in any other agreement the borrower has made with the lender even though the borrower may not have broken any of the borrower's promises and agreements,
(c)	the borrower becomes bankrupt,
(d)	the land is abandoned or is left unoccupied for 30 or more consecutive days,
(e)	the land or any part of it is expropriated,
(f)	the borrower sells or agrees to sell all or any part of the land or if the borrower leases it or any part of it without the prior written consent of the lender,
(g)	the borrower gives another mortgage of the land to someone other than the lender without the prior written consent of the lender,
(h)	the borrower does not discharge any judgment registered in the Land Title Office against the land within 30 days after receiving notice of its registration, or
(i)	the borrower allows any claim of builders lien to remain undischarged on title to the land for more than 30 days unless the borrower
(i)	diligently disputes the validity of the claim by taking all necessary steps to do so,
(ii)	gives reasonable security to the lender to pay the claim in full if it is found to be valid, and
(iii)	authorized the lender to use the security to pay the lien in full.

(2) If a default occurs under this mortgage, it will have the same effect as though a default had occurred under any other mortgage or agreement between the borrower and the lender.

CONSEQUENCES OF A DEFAULT

8. (1) If a default occurs, all the mortgage money then owing to the lender will, if the lender chooses, at once become due and payable.

(2) If a default occurs the lender may, in any order that the lender chooses, do any one or more of the following:

(a)	demand payment of all the mortgage money;
(b)	sue the borrower for the amount of money due;
(c)	take proceedings and any other legal steps to compel the borrower to keep the borrower's promises and agreements;
(d)	enter upon and take possession of the land;
(e)	sell the land and other property by public auction or private sale, or lease the land on terms decided by the lender
(i)	on 30 days' notice to the borrower if the default has continued for 30 days, or
(ii)	without notice to the borrower if the default has continued for 60 days or more;
(f)	apply to the court for an order that the land be sold on terms approved by the court;
(g)	apply to the court to foreclose the borrower's interest in the land so that when the court makes its final order of foreclosure the borrower's interest in the land will be absolutely vested in and belong to the lender;
(h)	appoint a receiver of the land;
(i)	enter upon and take possession of the land without the permission of anyone and make any arrangements the lender considers necessary to
(i)	inspect, lease collect rents or manage the land,
(ii)	complete the construction of any building on the land, or
(iii)	repair any building on the land;
(j)	take whatever action is necessary to take, recover and keep possession of the land.

(3) Nothing in subsection (2) affects the jurisdiction of the court.

(4) If the lender sells the land by public auction or by private sale the lender will use the amount received from the sale to pay

(a)	any real estate agent's commission,
(b)	all adjustments usually made on the sale of lane,
(c)	all of the lender's expenses and costs described in subsection (6), and
(d)	the mortgage money and will pay any surplus
(e)	according to an order of the court if the land is sold by an order of the court, or
(f)	to the borrower if the land is sold other than by an order of the court.

(5) If the money available to pay the mortgage money after payment of the commission, adjustments and expenses referred to in subsection (4)(a) to (c) is not sufficient to pay all the mortgage money, the borrower will pay to the lender on demand the amount of the deficiency.

(6) The borrower will pay to the lender on demand all expenses and costs incurred by the lender in enforcing this mortgage. These expenses and costs include the lender's cost of taking and keeping possession of the land, the cost of the time and services of the lender or the lender's employees for so doing, the lender's legal fees and disbursements on a solicitor and client basis, unless the court allows legal fees and disbursements be paid on a different basis, and all other costs and expenses incurred by the lender to protect the lender's interest under this mortgage. These expenses and costs will be added to the principal amount, be payable on demand and bear interest until they are fully paid.

(7) If the lender obtains judgment against the borrower as a result of a default, the remedies described in subsection (2) may continue to be used by the lender to compel the borrower to perform the borrower's promises and agreements. The lender will continue to be entitled to receive interest on the mortgage money until the judgment is paid in full.

(8) If the lender does not exercise any of the lender's rights on the happening of a default or does not ask the borrower to cure it, the lender is not prevented from later compelling the borrower to cure that default or exercising any of those rights in connection with the default or any later default of the same or any other kind.

CONSTRUCTION OF BUILDINGS OR IMPROVEMENTS

9. (1) The borrower will not construct, alter or add to any buildings or improvements on the land without the prior written consent of the lender, and then only in accordance with accepted construction standards, building codes and municipal or government requirements and plans and specifications approved by the lender.

(2) If this mortgage is intended to finance any construction, alteration or addition, the lender may make advances of the principal amount to the borrower based on the progress of construction. The lender will decide whether or not any advances will be made, the amount of the advances, and when they will be made.

LEASEHOLD MORTGAGE

10. (1) This section applies if the interest mortgaged shown in the mortgage form is or includes a leasehold interest.

(2) The borrower represents to the lender that

(a)	the lease is owned by the borrower subject only to those charges and encumbrances that are registered in the land title office at the time the borrower signs the mortgage form,
(b)	the lease is in good standing,

(c)	the borrower has complied with all the borrower's promises and agreements contained in the lease,
(d)	the borrower has paid all rent that is due and payable under the lease,
(e)	the lease is not in default, and
(f)	the borrower has the right to mortgage the lease to the lender.

(3) The borrower will

(a)	comply with the lease and not do anything that would cause the lease to be terminated,
(b)	immediately give to the lender a copy of any notice or request received from the landlord,
(c)	immediately notify the lender if the landlord advises the borrower of the landlord's intention to terminate the lease before the term expires, and
(d)	sign any other document the lender requires to ensure that any greater interest in the land that is acquired by the borrower is charged by this mortgage.

(4) Any default under the lease is a default under this mortgage.

(5) The borrower promises the lender that the borrower will not, without first obtaining the written consent of the lender,

(a)	surrender or terminate the lease, or
(b)	agree to change the terms of the lease.

(6) The lender may perform any promise or agreement of the borrower under the lease.

(7) Nothing done by the lender under this section will make the lender a mortgagee in possession.

RECEIVER

11. (1) The borrower appoints both the lender and any agent of the lender as the borrower's attorney to appoint a receiver of the land.

(2) The lender or the lender's agent may, if any default happens, appoint a receiver of the land the receiver

(a)	will be the borrower's agent and the borrower will be solely responsible for the receiver's acts or omissions,
(b)	has power, either in the borrower's name or in the name of the lender, to demand, recover and receive income from the land and start and carry on any action or court proceedings to collect that income,
(c)	may give receipts for income which the receiver receivers,
(d)	may carry on any business which the borrower conducted on the land,
(e)	may lease or sublease the land or any part of it on terms and conditions that the receiver chooses,
(f)	may complete the construction or of repair any building or improvement on the land,
(g)	may take possession of all or part of the land,
(h)	may manage the land and maintain it in good condition,
(i)	has the power to perform, in whole or in part, the borrower's promises and agreements, and has the power to do anything that, in the receiver's opinion, will maintain and preserve the land or will increase or preserve the value or income potential of the land or the borrower's business on the land.

(3) From income received the receiver may do any of the following in any order the receiver chooses:

(a)	retain a commission of 5% of the gross income or any higher commission approved by the court;
(b)	retain enough money to pay or recover the cost to collect the income and to cover other disbursements;
(c)	pay all taxes and the cost of maintaining the land in good repair, completing the construction of any building or improvement on the land, supplying goods, utilities and services to the land and taking steps to preserve the land from damage by weather, vandalism or any other cause;
(d)	pay any money that might, if not paid, result in a default under any charge or encumbrance having priority over this mortgage or that might result in the sale of the land if not paid;
(e)	pay taxes in connection with anything the receiver is entitled to do under this mortgage;
(f)	pay interest to the lender that is due and payable;
(g)	pay all or part of the principal amount to the lender whether or not it is due and payable;
(h)	pay any other money owed by the borrower under this mortgage;
(i)	pay insurance premiums.

(4) The receiver may borrow money for the purpose of doing anything the receiver is authorized to do.

(5) Any money borrowed by the receiver, and any interest charged on that money and all the costs of borrowing, will be added to and be part of the mortgage money.

(6) A receiver appointed by the lender may be removed by the lender and the lender may appoint another in the receiver's place.

(7) The commission and disbursements of the receiver will be a charge on the land and will bear interest at the interest rate.

(8) Nothing done by the receiver under this section will make the lender a mortgagee in possession.

STRATA LOT PROVISIONS

12. (1) This section applies if the land described in the mortgage form is or becomes a strata lot created under the Condominium Act.

(2) The borrower will fulfill all of the borrower's obligations as a strata lot owner under the Condominium Act and the bylaws, rules and regulations of the strata corporation and will pay all money owed by the borrower to the strata corporation.

(3) The borrower gives to the lender the right to vote for the borrower under the bylaws of the strata corporation, but the lender is not required to do so or to attend or vote at any meeting or to protect the borrower's interest.

(4) At the request of the lender, the borrower will give the lender copies of all notices, financial statements and other documents given by the strata corporation to the borrower.

(5) The borrower appoints the lender to be the borrower's agent to inspect or obtain copies of any records or other documents of the strata corporation that the borrower is entitled to inspect or obtain.

(6) If the strata corporation transfers, charges or adds to the common property, or amends its bylaws without the consent of the lender, and if, in the lender's opinion, the value of the land is reduced, the mortgage money shall, at the lender's option, immediately become due and payable to the lender on demand.

(7) Nothing done by the lender under this section will make the lender a mortgagee in possession.

SUBDIVISION

13. (1) If the land is subdivided.

(a)	this mortgage will charge each subdivided lot as security for payment of all the mortgage money, and
(b)	the lender is not required to discharge this mortgage as a charge on any of the subdivided lots unless all the mortgage money is paid.

(2) Even though the lender is not required to discharge any subdivided lot from this mortgage, the lender may agree to do so in return for payment of all or a part of the mortgage money. If the lender discharges a subdivided lot, this mortgage will continue to charge the subdivided lot or lots that have not been discharged.

CURRENT AND RUNNING ACCOUNT

14. If the mortgage form states that this mortgage secures a current or running account, the lender may, on one or more occasions, advance and readvance all or part of the principal amount and this mortgage

(a)	will be security for payment of the principal amount as advanced and readvanced and for all other money payable to the lender under this mortgage,
(b)	will not be considered to have been redeemed only because
(i)	the advances and readvances made to the borrower have been repaid, or
(ii)	the accounts of the borrower with the lender cease to be in debit, and
(c)	remains effective security for further advances and readvances until the borrower has received a discharge of this mortgage.

COVENANTOR'S PROMISES AND AGREEMENTS

15. (1) As the lender would not have agreed to lend the principal amount to the borrower without the promises of the covenantor and in consideration of the lender advancing all or part of the principal amount to the borrower at the request of the covenantor, the covenantor promises

(a)	to pay all the mortgage money when due, and
(b)	to keep and perform all the borrower's promises and agreements.

(2) The covenantor agrees that, with or without notice, the following shall in no way affect any of the promises of the covenantor or the liability of the covenantor to the lender:

(a)	a discharge of the land or any part of the land from this mortgage; (b) any disregard or waiver of a default;
(c)	the giving of extra time to the borrower to
(i)	do something that the borrower has agreed to do, or
(ii)	cure a default;
(d)	any other dealing between the borrower and the lender that concerns this mortgage or the land.

(3) All the covenantor's promises shall be binding on the covenantor until all the mortgage money is fully paid to the lender.

(4) The covenantor is a primary debtor to the same extent as if the covenantor had signed this mortgage as a borrower and is not merely a guarantor or a surety, and the covenantor's promises and agreements are joint and several with the borrower's promises and agreements. This means that the covenantor and the borrower are both liable to perform all the borrower's promises and agreements.

(5) If more than one person signs the mortgage form as covenantor, the promises are both joint and several.

GENERAL

16. (1) This mortgage binds the borrower and the covenantor and their successors, executors, administrators and assigns.

(2) Each person who signs this mortgage as a borrower is jointly and severally liable for all of the borrower's promises and agreements as though each such borrower had been the only borrower to sign.

(3) If any part of this mortgage is not enforceable, all other parts will remain in effect and be enforceable against the borrower and any covenantor.

FORM_B_V18

LAND TITLE ACT

FORM B (Section 225)

MORTGAGE - PART 1 Province of British Columbia	PAGE 1 OF 4 PAGES

Your electronic signature is a representation that you are a subscriber as defined by the Land Title Act, RSBC 1996 c.250, and that you have applied your electronic signature in accordance with Section 168.3, and a true copy, or a copy of that true copy, is in your possession.

1.	APPLICATION: (Name, address, phone number of applicant, applicant's solicitor or agent)
Thompson, LeRose & Brown
	Barristers and Solicitors		Client No. 10790
	#200-999 Farwell Street		(250) 368-3327
	Trail	BC V1R 3V1
Deduct LTSA Fees? Yes ☑

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
[PID] [legal description]
028-280-253 LOT A TOWNSHIP 28 KOOTENAY DISTRICT PLAN NEP91123 (SEE PLAN AS TO LIMITED ACCESS)

STC? YES ☐

3.	BORROWER(S) (MORTGAGOR(S)): (including postal address(es) and postal code(s))
RMR ACQUISITION CORP.

	BOX 670		Incorporation No
	ROSSLAND	BRITISH COLUMBIA	BC0696628
	V0G 1Y0	CANADA

4.	LENDER(S) (MORTGAGEE(S)): (including occupation(s), postal address(es) and postal code(s))
COMMUNITY FUTURES DEVELOPMENT CORPORATION OF GREATER TRAIL
a Federally incorporated company, having an office at
	825 SPOKANE STREET		Incorporation No
	Trail	BRITISH COLUMBIA	A46974
	CANADA	V1R 3W4

5.	PAYMENT PROVISIONS:
	(a) Principal Amount:	(b) Interest Rate:	(c) Interest Adjustment	Y	M	D
	$1,506,416.48	SEE SCHEDULE	Date:	10	08	01
	(d) Interest Calculation Period:	(e) Payment Dates:	(f) First Payment
	MONTHLY	1st day of each month	Date:	10	09	01
	(g) Amount of each periodic payment:	(h) Interest Act (Canada) Statement.	(i) Last Payment
	Interest Only	The equivalent rate of interest calculated half yearly not in advance	Date:	17	08	01
		is N/A% per annum.
	(j) Assignment of Rents which the applicant wants registered? YES ☐ NO ☑	(k) Place of payment: SEE POSTAL ADDRESS	(l) Balance Due Date:	17	08	01
	If YES, page and paragraph number:	IN ITEM #4 ABOVE

MORTGAGE – PART 1	PAGE 2 OF 4 PAGES

6.	MORTGAGE contains floating charge on land ? YES ☐ NO ☑	7.	MORTGAGE secures a current or running account? YES ☐ NO ☑

8.	INTEREST MORTGAGED: Freehold ☑ Other (specify) ☐

9.	MORTGAGE TERMS:

Part 2 of this mortgage consists of (select one only):

(a) Prescribed Standard Mortgage Terms   ☑

(b) Filed Standard Mortgage Terms           ☐          D F Number:

(c) Express Mortgage Terms                      ☐          (annexed to this mortgage as Part 2)

A selection of (a) or (b) includes any additional or modified terms referred to in item 10 or in a schedule annexed to this mortgage.

10.	ADDITIONAL OR MODIFIED TERMS:
SEE SCHEDULE

11.	PRIOR ENCUMBRANCES PERMITTED BY LENDER:
SEE SCHEDULE

12. EXECUTION(S): This mortgage charges the Borrower's interest in the land mortgaged as security for payment of all money due and performance of all obligations in accordance with the mortgage terms referred to in item 9 and the Borrower(s) and every other signatory agree(s) to be bound by, and acknowledge(s) receipt of a true copy of, those terms.

Officer Signature(s)	Execution Date			Borrower(s) Signature(s)
	Y	M	D
RMR ACQUISITION CORP.
/s/ Lilina T. Lysenko				by its authorized signatory
Lilina T. Lysenko	10	08	06
Barrister and Solicitor				/s/ Howard I. Katkov
100 - 1945 Main Street				Print Name: Howard I. Katkov
Fruitvale, B.C. V0G 1L0
(250) 367-7403

OFFICER CERTIFICATION:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1996, c.124, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

FoRM_E_v18

LAND TITLE ACT

FORM E

SCHEDULE	PAGE 3 OF 4 PAGES

Enter the required information in the same order as the information must appear on the Freehold Transfer form, Mortgage form, or General Instrument form.

5(b) Interest Rate:

The Interest Rate is a variable nominal rate per year equal to the Royal Bank of Canada Prime Rate plus 4.00% per year, calculated monthly, not in advance, both before and after default, demand, maturity and judgment. "Prime Rate" means the variable reference interest rate per year declared by the Royal Bank of Canada from time to time to be its prime rate for Canadian dollar loans made in Canada. The Interest Rate will change automatically without notice whenever the Prime Rate changes.

5(g) Amount of Each Periodic Payment:

The Borrower will make Interest only payments on the 1st day of each and every month during the seven (7) year term of this Mortgage.

10. Additional or Modified Terms

1. The terms used in this Mortgage form have the same meaning as the terms defined in the standard mortgage terms prescribed for the purpose of S.219.3 Land Title Act by S. 7, Land Title (Transfer Forms) Regulation, B.C. Reg. 53/90 as amended (referred to in this Mortgage form as the "Prescribed Standard Mortgage Terms").

2. Should the Borrower sell, assign, hypothecate or in any way dispose of its interest in the mortgaged property, then the full balance together with interest owing on this Mortgage shall immediately become due and payable.

3. The Borrower acknowledges that it has other real estate holdings not subject to this Mortgage but agrees that the net sale proceeds from the sale of any of these other real estate holdings will be paid to the Lender and applied to the Principal Amount owing.

4. Should the Borrower receive proceeds resulting from the sale of a land parcel or profit distribution from an existing Joint Venture Development in which they are a partner (see definitions below), the amount shall be split between the Borrower and the lender as follows until which time as the loan has been repaid in full:

(a) the to Borrower, $500,000.00

(b) to the lender, an amount equal to the lesser of $500,000.00 or the outstanding principal balance of the loan;

(c) any remaining proceeds shall be split (a) 50% to the Borrower and (b) 50% to the lender up to the amount of the outstanding loan balance. Once the loan has been repaid in full, all amounts will be retained by the Borrower.

The allocation of proceeds between the Borrower and lender as described above will be calculated on a cumulative basis until which time as the loan is paid in full.

FoRM_E_v18

LAND TITLE ACT

FORM E

SCHEDULE	PAGE 4 OF 4 PAGES

Enter the required information in the same order as the information must appear on the Freehold Transfer form, Mortgage form, or General Instrument form.

Land parcels are defined as any available land which is currently owned by the Borrower, including but not limited to the following three (3) subdivided parcels:

Lot 4 (PID 026-522-152)

Lot 5 (PID 026-522-161)

Lot 8 (PID 026-522-195)

Sale proceeds from existing Joint Venture Developments are defined as amounts received from one of the following entities:

Hannah Creek Limited Partnership

That Seventies Project Limited Partnership

William Cole Hotel 1 Limited Partnership

Profit distributions with respect to That Seventies Project Limited Partnership do not include funds received by the Limited Partnership required for capital costs development which the Borrower is contractually obligated to use for specific purposes as outlined in the Limited Partnership Agreement.

Failure to make such Principal Amount payments by the Borrower as provided herein shall constitute a default under this Mortgage.

11. PRIOR ENCUMBRANCES PERMITTED BY THE LENDER:

Statutory Right of Way T11251 - BC Telephone Company

Statutory Right of Way V21830 - West Kootenay Power and Light Company, Limited

Easement KX181144

Statutory Right of Way LB162113 - FortisBC Inc.

Statutory Right of Way LB169480 - Fortis BC Inc.

Statutory Right of Way LB285863 - Telus Communications Inc.

FORM_B_V18
KAMLOOPS LAND TITLE OFFICE
LAND TITLE ACT	Aug-11-2010 16:08:03.001	CA1691067
FORM B (Section 225)

MORTGAGE - PART 1 Province of British Columbia	PAGE 1 OF 4 PAGES

Your electronic signature is a representation that you are a subscriber as defined by the Land Title Act, RSBC 1996 c.250, and that you have applied your electronic signature in accordance with Section 168.3, and a true copy, or a copy of that true copy, is in your possession.

Rebecca Bree Drezdoff J5LKN8	Digitally signed by Rebecca Bree Drezdoff J5LKN8 DN: cn=Rebecca Bree Drezdoff J5LKN8, c=CA, o=Lawyer, ou=Verify ID at www.juricert.com/LKUP.cfm? id=J5LKN8 Date: 2010.08.11 09:50:37 -07 ‘00’

1.	APPLICATION: (Name, address, phone number of applicant, applicant's solicitor or agent)
Thompson, LeRose & Brown
	Barristers and Solicitors		Client No. 10790
	#200-999 Farwell Street		(250) 368-3327
	Trail	BC V1R 3V1
	Document Fees: $71.90		Deduct LTSA Fees? Yes ☑

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
[PID] [legal description]
028-280-253 LOT A TOWNSHIP 28 KOOTENAY DISTRICT PLAN NEP91123 (SEE PLAN AS TO LIMITED ACCESS)

STC? YES ☐

3.	BORROWER(S) (MORTGAGOR(S)): (including postal address(es) and postal code(s))
RMR ACQUISITION CORP.

	BOX 670		Incorporation No
	ROSSLAND	BRITISH COLUMBIA	BC0696628
	V0G 1Y0	CANADA

4.	LENDER(S) (MORTGAGEE(S)): (including occupation(s), postal address(es) and postal code(s))
COMMUNITY FUTURES DEVELOPMENT CORPORATION OF GREATER TRAIL
a Federally incorporated company, having an office at
	825 SPOKANE STREET		Incorporation No
	Trail	BRITISH COLUMBIA	A46974
	CANADA	V1R 3W4

5.	PAYMENT PROVISIONS:
	(a) Principal Amount:	(b) Interest Rate:	(c) Interest Adjustment	Y	M	D
	$1,506,416.48	SEE SCHEDULE	Date:	10	08	01
	(d) Interest Calculation Period:	(e) Payment Dates:	(f) First Payment
	MONTHLY	1st day of each month	Date:	10	09	01
	(g) Amount of each periodic payment:	(h) Interest Act (Canada) Statement.	(i) Last Payment
	Interest Only	The equivalent rate of interest calculated half yearly not in advance	Date:	17	08	01
		is N/A% per annum.
	(j) Assignment of Rents which the applicant wants registered? YES ☐ NO ☑	(k) Place of payment: SEE POSTAL ADDRESS	(l) Balance Due Date:	17	08	01
	If YES, page and paragraph number:	IN ITEM #4 ABOVE

MORTGAGE – PART 1	PAGE 2 OF 4 PAGES

6.	MORTGAGE contains floating charge on land ? YES ☐ NO ☑	7.	MORTGAGE secures a current or running account? YES ☐ NO ☑

8.	INTEREST MORTGAGED: Freehold ☑ Other (specify) ☐

9.	MORTGAGE TERMS:

Part 2 of this mortgage consists of (select one only):

(a) Prescribed Standard Mortgage Terms   ☑

(b) Filed Standard Mortgage Terms           ☐          D F Number:

(c) Express Mortgage Terms                      ☐          (annexed to this mortgage as Part 2)

A selection of (a) or (b) includes any additional or modified terms referred to in item 10 or in a schedule annexed to this mortgage.

10.	ADDITIONAL OR MODIFIED TERMS:
SEE SCHEDULE

11.	PRIOR ENCUMBRANCES PERMITTED BY LENDER:
SEE SCHEDULE

12. EXECUTION(S): This mortgage charges the Borrower's interest in the land mortgaged as security for payment of all money due and performance of all obligations in accordance with the mortgage terms referred to in item 9 and the Borrower(s) and every other signatory agree(s) to be bound by, and acknowledge(s) receipt of a true copy of, those terms.

Officer Signature(s)	Execution Date			Borrower(s) Signature(s)
	Y	M	D
RMR ACQUISITION CORP.
by its authorized signatory
Lilina T. Lysenko	10	08	06
Barrister and Solicitor
100- 1945 Main Street				Print Name: Howard I. Katkov
Fruitvale, B C VOG 1L0
(250) 367-7403

OFFICER CERTIFICATION:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1996, c.124, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

FoRM_E_v18

LAND TITLE ACT

FORM E

SCHEDULE	PAGE 3 OF 4 PAGES

Enter the required information in the same order as the information must appear on the Freehold Transfer form, Mortgage form, or General Instrument form.

5(b)	Interest Rate

The Interest Rate is a variable nominal rate per year equal to the Royal Bank of Canada Prime Rate plus 4.00% per year, calculated monthly, not in advance, both before and after default, demand, maturity and judgment. "Prime Rate" means the variable reference interest rate per year declared by the Royal Bank of Canada from time to time to be its prime rate for Canadian dollar loans made in Canada. The Interest Rate will change automatically without notice whenever the Prime Rate changes.

10.	Additional or Modified Terms

(a)	The terms used in this Mortgage form have the same meaning as the terms defined in the standard mortgage terms prescribed for the purpose of S.219.3 Land Title Act by S. 7, Land Title (Transfer Forms) Regulation, B.C. Reg. 53/90 as amended (referred to in this Mortgage form as the "Prescribed Standard Mortgage Terms").

(b)	Should the Borrower sell, assign, hypothecate or in any way dispose of its interest in the within described property, then the full balance together with interest owing on this Mortgage shall immediately become due and payable.

(c)	Provided that the Borrower shall have the right at any time and from time to time to pay the whole or any part of the sum remaining unpaid, without notice or bonus.

(d)	The Borrower acknowledges that it has other real estate holdings not subject to this Mortgage but agrees taht the net sale proceeds from the sale of any of these other realestate holdings will be paid to the Lender and applied to the Principal Amount owing. Such real estate holdings of the Borrower shall include, but not limited to the following:

Lot 4 Plan NEP79845

Lot 5 Plan NEP79845

Lot 6 Plan NEP79845

Failure to make such Principal Amount payments by the Borrower as provided herein shall constitute a default under this Mortgage nd the Lender shall be entitled to proceed as set out in Paragraph 8 fo the Prescribed Standard Mortgage Terms.

(e)	The Prescribed Standard Mortgage Terms be amended as follows:

(i)	Paragraph 5(1)(a) be amended to add the words "upon request" such that Paragraph 5(1)(a) will read as follows:" to pay all taxes when they are due and, upon request, to send to the lender at the place of payment, or at any other place the lender requires, all notices of taxes which the borrower receives.

FoRM_E_v18

LAND TITLE ACT

FORM E

SCHEDULE	PAGE 4 OF 4 PAGES

Enter the required information in the same order as the information must appear on the Freehold Transfer form, Mortgage form, or General Instrument form.

(ii)	Paragraph 5(1)(b)(i) and 5(1)(b)(ii) be deleted in its entirety.

(iii)	The words "except as disclosed to the lender" be inserted in Paragraph 5(2) such that Paragraph 5(2) will now read "The borrower declares to the lender that, except as disclosed to the lender..."

11.	PRIOR ENCUMBRANCES PERMITTED BY THE LENDER:

Statutory Right of Way T11251 - BC Telephone Company

Statutory Right of Way V21830 - West Kootenay Power and Light Company, Limited

Easement KX181144

Statutory Right of Way LB162113 - FortisBC Inc.

Statutory Right of Way LB169480 - Fortis BC Inc.

Statutory Right of Way LB285863 - Telus Communications Inc.